Exhibit 99.1

MEDIA CONTACTS

Dan Gugler

+1-310-226-2645

dan.gugler@kornferry.com

KORN/FERRY ENTERS INTO A DEFINITIVE AGREEMENT TO ACQUIRE

LEADING GLOBAL LEADERSHIP SOLUTIONS FIRM, PDI NINTH HOUSE

LOS ANGELES, Dec. 6, 2012 – Korn/Ferry International (NYSE:KFY), a premier global provider of talent management solutions, today announced that it has entered into a definitive agreement to acquire Minneapolis-based PDI Ninth House, a leading, globally-recognized provider of leadership solutions.

In business for over 45 years, PDI Ninth House (PDINH) operates out of more than 20 global locations. The firm is widely regarded for its comprehensive suite of assessment, leadership development and technology-enabled offerings, helping clients to maximize the quality and strength of their leaders.

“We believe the combined suite of talent management offerings, rich intellectual property and world-class people will immediately increase Korn/Ferry’s depth and scale in being the most relevant leadership organization in the world,” said Gary D. Burnison, CEO of Korn/Ferry International. “PDI Ninth House not only has capabilities that are a strong fit for our clients, but they share our same vision that despite all of the technological innovations of the past century, it is still great people that drive business success.”

“PDI Ninth House looks forward to joining Korn/Ferry,” said RJ Heckman, President and CEO of PDI Ninth House. “I believe that with the combined strength of our complementary services and aligned approach to R&D and developing new and innovative solutions, we will be unlike anything ever seen in the leadership industry. With Korn/Ferry, we have a partner with a powerhouse brand, global reach and the same passion for delivering leading edge talent management solutions.”

PDINH will be part of Korn/Ferry’s Leadership and Talent Consulting segment. Like Korn/Ferry, PDINH emphasizes the importance of research-based, intellectual property as the basis of its talent management solutions. The firm is also recognized as a leading provider of technology-driven talent management solutions, including an online platform that delivers hundreds of published titles consumed via the web and widely embraced e-Coaching capabilities, as well as interactive learning tools.

Under the terms of the merger agreement, Korn/Ferry will pay approximately $80 million in cash at closing for 100% of the equity of PDINH, which is currently on a $90 million to $100 million annual fee revenue run-rate. Korn/Ferry will pay up to $15 million of additional cash consideration based on the realization of synergies achieved during the 18 months commencing on the closing date. The transaction will be financed with cash on hand.

The acquisition is expected to be accretive to earnings in the first year of Korn/Ferry ownership. Korn/Ferry expects to close the acquisition by the end of the year, subject to the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and other customary closing conditions.

Wells Fargo Securities served as financial advisor to Korn/Ferry in connection with the transaction.

About Korn/Ferry International

Korn/Ferry International is a premier global provider of talent management solutions, with a presence throughout the Americas, Asia Pacific, Europe, the Middle East and Africa. The firm delivers services and solutions that help clients cultivate greatness through the attraction, engagement, development and retention of their talent. Visit www.kornferry.com for more information on Korn/Ferry International, and www.kornferryinstitute.com for thought leadership, intellectual property, and research.

Forward-Looking Statements

This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. Statements including words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” or similar expressions are forward-looking statements. These statements include expectations regarding the acquisition, including expected benefits and synergies of the transaction, future financial and operating results, future opportunities for the combined businesses and other statements regarding events or developments that Korn/Ferry believes or anticipates will or may occur in the future. Because these statements reflect the Korn/Ferry’s current expectations, estimates and projections, these forward-looking statements involve risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements included herein, including, but not limited to: the acquisition may disrupt Korn/Ferry’s current business operations and Korn/Ferry may not be able to successfully manage its growth or integrate the acquired operations; Korn/Ferry may not be able to retain key personnel; clients may not react favorably to the acquisition; and the expected closing date of the acquisition may be delayed or the acquisition may not close at all. For further information regarding the risks associated with Korn/Ferry’s business, please refer to Korn/Ferry’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Korn/Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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